Exhibit 10.1

Summary of Stock Option Awards for Certain Executive Officers, Non-Employee

Directors and Consultants and Exchange Agreement with Certain Executive Officers

On March 11, 2010, the Compensation Committee of the Board of Directors of the Company approved the grant of various stock option awards to certain employees, directors and consultants of the Company.

Certain members of senior management of the Company entered into stock option award agreements (the form of which is attached as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010) whereby two executive officers of the Company received an aggregate of 894,532 options (the “Bonus Replacement Stock Options”). Of these, Dr. Haghighi-Mood received an option to purchase 668,468 share of Common Stock and Mr. LiCausi received an option to purchase 226,064 shares of Common Stock. The options were granted in lieu of cash bonuses which the executive officers were entitled to receive under the Senior Management Bonus Plan for 2009. The Bonus Replacement Stock Options vested as of the date of grant.

Additionally, the members of the senior management team entered into stock option award agreements (the form of which is attached as Exhibit 99.1 to the Company’s Registration Statement on Form S-8, and incorporated by reference as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010) whereby three executive officers received an aggregate of 353,044 options in recognition of the reduction of the annual salaries of those members of the senior management team (the “Salary Reduction Stock Options”). Of these, Dr. Haghighi-Mood received an option to purchase 198,949 shares of Common Stock, Mr. de Greef received an option to purchase 86,814 shares of Common Stock and Mr. LiCausi received an option to purchase 67,281 shares of Common Stock. The Salary Reduction Stock Options become exercisable in nine equal monthly installments beginning on the date that is one month from the date of grant.

Finally, certain members of the senior management team, including Dr. Haghighi-Mood and Mr. LiCausi, entered into individual option exchange agreements with the Company (the form of which is attached as Exhibit 10.7 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010) whereby an aggregate of 2,983,333 options, issued at varying times and at varying prices, were cancelled and replaced with new stock options to purchase an aggregate of 3,583,333 shares of Common Stock (the “Management Stock Options”). Of these, Dr. Haghighi-Mood received an option to purchase 2,383,333 shares of Common Stock and Mr. LiCausi received an option to purchase 450,000 shares of Common Stock. The new options were issued pursuant to an option award agreement (the form of which is attached as Exhibit 99.3 to the Company’s Registration Statement on Form S-8, and incorporated by reference as Exhibit 10.5 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010). The Management Stock Options become exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant.

Each of the non-employee Directors of the Company entered into stock option award agreements with the Company (the form of which is attached as Exhibit 99.2 to the Company’s Registration Statement on Form S-8, and incorporated by reference as Exhibit 10.4 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010) whereby Messrs. McCormick, McGuire and Wiggins each received options to purchase 112,858 shares of Common Stock in recognition of the reduction of fees paid to the non-employee directors. Additionally, Dr. Richard Cohen entered into a stock option award agreement in the same form whereby Dr. Cohen was granted an option to purchase 605,389 shares of Common Stock in recognition of his agreement to accept 50% of the consulting fees otherwise payable to him in 2010 under his consulting agreement with the Company (together with the options to the non-employee directors, the “Fee Replacement Stock Options”). The Fee Replacement Stock Options become exercisable in nine equal monthly installments beginning on the date that is one month from the date of grant.

Additionally, the non-employee Directors of the Company and the Chairman of the Company’s Scientific Advisory Board entered into stock option award agreements (the form of which is attached as Exhibit 10.6 to the quarterly report on Form 10-Q for the quarter ended March 31, 2010) whereby each of Messrs. McCormick, McGuire and Wiggins and Dr. Cohen were granted an option to purchase 100,000 shares of Common Stock (the “Board Stock Options”). The Board Stock Options become exercisable in full on the one-year anniversary of the date of grant.